UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 3, 2013

(Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 279-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Equity LifeStyle Properties, Inc. (referred to herein as “we,” “us,” and “our”) hereby reconfirms previously issued guidance for our normalized funds from operations (“Normalized FFO”) per share (fully diluted), for the three months ending June 30, 2013 and year ending December 31, 2013, to be between $1.09 and $1.19 and $4.94 and $5.14, respectively.

We also reconfirm previously issued guidance for our funds from operations (“FFO”) per share (fully diluted), for the three months ending June 30, 2013 and year ending December 31, 2013, to be between $1.09 and $1.19 and $4.96 and $5.16, respectively.

We also reconfirm previously issued guidance for our net income per share (fully diluted), for the three months ending June 30, 2013 and year ending December 31, 2013, to be between $0.47 and $0.57 and $2.54 and $2.74, respectively.

The projected 2013 per share amounts represent a range of possible outcomes and the mid-point of each range reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from these amounts if any of our assumptions are incorrect. This guidance has not been adjusted to reflect the impact of the refinancing described in Item 8.01 below.

Item 7.01	Regulation FD Disclosure.

At REIT Week 2013: NAREIT’s Investor Forum to be held between June 5, 2013 and June 7, 2013, officers of the Company will participate in one-on-one sessions with analysts and investors and will refer to a printed presentation. A copy of this presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The presentation will be posted on the Company’s website, www.equitylifestyle.com, on June 3, 2013. Included in this presentation is a discussion of the Company’s business and certain financial information regarding 2013.

Item 8.01	Other Events.

ELS Initiates Refinancing. On June 3, 2013, we announced that we have entered into agreements to obtain $435 million in new mortgage loans from institutional lenders, subject to customary approvals and conditions. The loans will be secured by mortgages on 25 manufactured home and RV properties and, in total, are expected to bear a blended interest rate of 4.3% per annum, and to have maturities ranging from 10 to 25 years with a weighted average maturity of approximately 18 years.

Proceeds from the financing will be used to repay debt with a weighted average effective interest rate of 5.7%. This includes our remaining 2013 debt maturities as well as approximately $102 million maturing in 2014 and approximately $295 million maturing in 2015. We expect to use available cash to pay approximately $37 million in defeasance costs related to the early repayment of debt. The financing is expected to close in stages beginning in the second quarter of 2013 with the final closing expected to occur in April 2014.

Marguerite Nader, our Chief Executive Officer said, “The current financing environment offers an opportunity to obtain long-term financing for our RV and MH assets at historically low interest rates. This transaction allows us to reduce our overall cost of debt approximately 20bps to 5.3% and extend our weighted average maturities from 4.5 years to more than 7 years. In addition, through this transaction we expect to restructure our debt maturities so that we have no more than $300 million maturing in any single year going forward.”

Because the loans are subject to customary approvals and conditions, there can be no assurance that the loans will be made in the amounts anticipated, on the terms stated, or at all.

In accordance with General Instruction B.2. of Form 8-K, the information included in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities

Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Nor shall the information in this Current Report be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. The Company disclaims any intention or obligation to update or revise this information.

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our recent acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•

our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2013 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•

in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•

results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Equity LifeStyle Properties, Inc. is a fully integrated owner and operator of lifestyle-oriented properties and owns or has an interest in 383 quality properties in 32 states and British Columbia consisting of 142,682 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

Date: June 3, 2013	By:	/s/ Paul Seavey
Paul Seavey
Senior Vice President, Chief Financial Officer and Treasurer